Exhibit 10.2

TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC

2005 PHANTOM UNIT PLAN

NOTICE OF 2006 AWARD

Grantee:  [              ]

Effective Date:  January 1, 2006

1.             Grant.  Pursuant to the Texas Eastern Products Pipeline Company, LLC 2005 Phantom Unit Plan (the “Plan”), Texas Eastern Products Pipeline Company, LLC (“TEPPCO”) hereby grants you, as of the Effective Date,               Phantom Units (the “Award”) with respect to the Performance Period beginning on January 1, 2006, and ending on December 31, 2008.

2.             Performance Goal.  The Performance Goal applicable to this Award shall be the achievement of a cumulative EBITDA for the Performance Period of an amount equal to the sum of the EBITDA targets established by the Board of Directors for each of the calendar years during the Performance Period.

3.             Vested Percentage.  At the end of the Performance Period, the Chief Executive Officer of TEPPCO shall determine your Vested Interest after determining the extent to which the Performance Goal has been achieved.  Subject to the following, your Vested Percentage will be equal to the percentage of the Target Level of Performance that is achieved during the Performance Period, but in no event shall it be greater than 150%.  However, the Chief Executive Officer has the unrestricted discretion to reduce your Vested Percentage below the Target Level of Performance achieved for any reason(s) he/she deems appropriate.  Further, if the Chief Executive Officer determines that less than 50% of the Target Level of Performance was achieved during the Performance Period, your Vested Percentage will be zero.

4.             Automatic Replacement of Phantom Units  with an EPCO Award.  Notwithstanding anything in this Notice to the contrary, effective upon a consolidation, merger or combination of the businesses of Enterprise Product Partners, L.P. and TEPPCO Partners, L.P., (a “Business Combination”), as determined by EPCO, in its discretion, prior to the end of the Performance Period, your Award under this Notice automatically shall terminate in full without payment.  Upon such Business Combination, you will be granted either Restricted Units or Phantom Units (as determined by EPCO in its discretion) under an EPCO, Inc. long term incentive plan (the “EPCO Grant”).  The EPCO Grant will be equal to the number of Phantom Units granted to you under this Notice, multiplied by the quotient of (i) the closing sales price of a TEPPCO Common Unit on the effective date of the Business Combination divided by (ii) the closing sales price of an Enterprise Products Common Unit on that date.  The EPCO Grant will provide full vesting at the end of its four-year vesting period provided you are an employee of EPCO or its affiliates on that date.  It will also provide for earlier vesting upon certain qualifiying terminations of employment prior to the end of the vesting period consistent with the form of grant agreement adopted by EPCO in general with respect to such EPCO long-term incentive plan.  The four-year vesting period for the EPCO Grant will begin on the date you received your 2005 Award under this Notice.

4.             Withholding of Taxes.  EPCO may withhold from all payments to be paid to you pursuant to this Notice all taxes that, by applicable federal, state, local or other law of any applicable jurisdiction, it is required to withhold.

5.             Amendment.  This Notice may be amended or modified by TEPPCO at any time, but no change that is materially adverse to you may be made without your written consent.

6.             Assignment by TEPPCO.  TEPPCO may assign this Notice to any successor of TEPPCO or to any Affiliate of TEPPCO, including EPCO.

7.             Governing Law.  The validity, interpretation, construction and enforceability of this Notice shall be governed by the laws of the State of Texas without giving effect to a choice or conflict of law provision or rule of such state.

8.             Severability.  If a court of competent jurisdiction determines that any provision of this Notice is invalid or unenforceable, then the validity or enforceability of this provision shall not affect the validity or enforceability of any other provision of this Notice, and all other provisions shall remain in full force and effect.

9.             Plan.  A copy of the Plan is attached hereto and incorporated by reference herein.  Terms that are not specifically defined in this Notice shall have the meanings ascribed to them in the Plan.  In the event of any conflict between the terms of this Notice and the Plan, the Plan shall govern.

TEXAS EASTERN PRODUCTS PIPELINE
COMPANY, LLC

By:
Name:
Title:

GRANTEE:

Name: